EXHIBIT 10.01

[LETTERHEAD OF PALATIN TECHNOLOGIES, INC.]

10 April 2006

Anthony DiGiandomenico
MDB Capital Group LLC
730 Fifth Avenue
9th Floor
New York, NY 10019

Dear Mr. DiGiandomenico:

        The purpose of this letter agreement (the “Agreement”) is to set forth the terms and conditions pursuant to which MDB Capital Group LLC (the “Placement Agent”) shall introduce Palatin Technologies, Inc. (the “Company”) to one or more investors in connection with the proposed public offering (the “Offering”) of securities (the “Securities”) of the Company which are registered on the Company’s Form S-3 Shelf Registration Statement, File No. 333-132369, which was declared effective by the Securities and Exchange Commission on March 31, 2006. The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the investor(s). The engagement of the Placement Agent under this Agreement shall be non-exclusive. Unless the Company has prior knowledge of the existence of such investors, the identities of the investors to which the Placement Agent introduces the Company shall be proprietary information of the Placement Agent and shall not be divulged to third parties by the Company, nor shall such information be used by the Company outside the scope of the engagement of the Placement Agent as described herein.

        In consideration of the services rendered by the Placement Agent under this Agreement, the Company agrees to pay the Placement Agent the following fees and other compensation:

(a)    A cash fee payable immediately upon the disbursement of funds to the Company following closing of the Offering (which may have more than one closing) and equal to 7% of the aggregate capital raised in the Offering; provided, however, that the aggregate capital raised shall not include, and no fee shall be payable in respect of, the exercise price of warrants to purchase shares of the Company’s common stock included in the Securities, whether or not exercised.

(b)    1% reasonable accountable expense allowance payable only upon the closing of the Offering, with a cap of $10,000.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and each of the parties hereto agrees that service of process upon it by registered or certified mail at its address set forth herein shall be deemed adequate and lawful.

        The Company shall indemnify the Placement Agent against any liabilities arising under the Securities Act of 1933, as amended, attributable to any information supplied or omitted to be supplied to any investor by the Company pursuant to this Agreement, except any liabilities that arise from (i) the gross negligence or willful misconduct of the Placement Agent or (ii) the distribution by the Placement Agent of any information regarding the Company after such time as the Company shall have notified the Placement Agent in writing that such information may be inaccurate or misleading. In no event shall the Company be liable for any settlement entered into without the Company’s prior written consent, such consent not to be unreasonably withheld. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived. If indemnification is not available or insufficient to hold an indemnified person harmless, the Company will contribute to the losses involved in appropriate proportion to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by the indemnified person, on the other hand or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in proportion to reflect other equitable considerations such as the relative fault of the Company on the one hand and of indemnified person on the other hand. Notwithstanding the foregoing sentence, to the extent permitted by applicable law, the indemnified persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by the indemnified persons from the Company in connection with this Agreement. Relative benefits to the Company, on the one hand, and to indemnified persons, on the other hand, shall be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with a sale of securities, whether or not consummated, bears to (ii) all fees actually received by the indemnified person in connection with the engagement. Relative fault shall be determined, in the case of losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the statement or omission relates to information supplied by the Company to the indemnified person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

        This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

        This Agreement shall terminate thirty (30) days from the date of this Agreement, unless extended in writing by both parties.

        If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

Very truly yours,
Palatin Technologies, Inc.
Stephen T. Wills Executive Vice President – Operations and Chief Financial Officer

Agreed to and accepted as of
the date first written above:

MDB Capital Group LLC

By:________________________
Title: